UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2019, the Company entered into an indemnification agreement with its newly elected Board member, Mary Campbell, as discussed below. Substantially similar agreements are already in place with the Company’s other directors and executive officers. The form of the indemnification agreement was approved by the Company’s shareholders on May 7, 1986.

Pursuant to the agreements, the Company has agreed to indemnify and hold harmless the directors and executive officers against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the General and Business Corporation Law of the State of Missouri, including any amendments since May 7, 1986, but only to the extent such amendment permits the Company to provide broader indemnification rights. In addition, the Company has agreed to further indemnify and hold harmless the director and executive officer who was or is a party or is threatened to be made a party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise, or by reason of anything done or not done by him or her in any such capacities.

However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to the person if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local law; (iv) on account of the person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The indemnification agreements require the Company, with certain exceptions, to purchase and maintain director and officer insurance. Also, at the request of the director or executive officer, the Company is obligated to advance expenses (including attorneys’ fees) in defending any proceeding. However, if it is determined that the person is not entitled to be indemnified, the person must repay the Company all amounts advanced, or the appropriate portion thereof.

The above disclosure is only a brief description of the indemnification agreement and is qualified in its entirety by the Form of Indemnification Agreement which is attached as Exhibit 10.11 to the Company’s Form 10-K filed on March 28, 2002, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board and Management Changes

On November 5, 2019, the Board of Directors approved the following Board and Management changes. For disclosure regarding segment changes, see “Revised Segment Structure” below.

Board Changes
Karl G. Glassman	•Appointed Chairman	Mr. Glassman, a management director since 2002, will succeed R. Ted Enloe, III as Chairman, effective January 1, 2020, and will continue to serve the Company as Chief Executive Officer.

R. Ted Enloe, III	•Appointed Lead Director •Ceases to be Chairman	Mr. Enloe, an independent director since 1969 and Chairman since 2016, will become Lead Director, effective January 1, 2020.

J. Mitchell Dolloff	•Elected Director

Mr. Dolloff, age 53, was appointed a management director of the Company, effective January 1, 2020.

Mr. Dolloff will also become President and Chief Operating Officer and President – Bedding Products, effective January 1, 2020. He has served the Company as Executive Vice President – Chief Operating Officer since January 1, 2019; President – Specialized Products & Furniture Products since 2017; Senior Vice President and President of Specialized Products from 2016 to 2017; Vice President and President of the Automotive Group from 2014 to 2015; President of Automotive Asia from 2011 to 2013; Vice President of Specialized Products from 2009 to 2013; and in various other capacities for the Company since 2000. Mr. Dolloff holds a law degree and a MBA from Vanderbilt University. As the Company’s President and Chief Operating Officer, Mr. Dolloff will provide in-depth operational knowledge to the Board and will complement the Board’s oversight and strategy roles as those plans are implemented throughout the Company around the world.

Mary Campbell	•Elected Director

Ms. Campbell, age 52, was appointed an independent director of the Company, effective November 5, 2019.

Ms. Campbell was appointed Chief Merchandising Officer of Qurate Retail Group and Chief Commerce Officer of QVC US, in 2018. Qurate Retail Group is comprised of eight leading retail brands including QVC, HSN and Zulily and is a leader in video commerce, a top-10 ecommerce retailer, and a leader in mobile and social commerce. During her more than 20 years with the company, Ms. Campbell held various leadership positions across the Merchandising, Planning and Commerce Platforms functions. Most recently, and prior to her current position, she served Qurate Retail Group as Chief Merchandising and Interactive Officer in 2018 and as Chief Interactive Experience Officer from 2017 to 2018. She also served as Executive Vice President, Commerce Platforms for QVC from 2014 to 2017. Ms. Campbell holds a bachelor’s degree in psychology from Central Connecticut State University. Through her positions at Qurate Retail Group and QVC, Ms. Campbell has extensive knowledge in consumer driven product innovation, marketing and brand building, and traditional and new media platforms, and leading teams for long term growth and evolution.

Management Changes

Karl G. Glassman	•Ceases to be President of the Company (continues as Chairman & CEO)	Mr. Glassman, age 61, will cease to be President of the Company as of January 1, 2020. He will become Chairman of the Board and continue to serve as Chief Executive Officer.

J. Mitchell Dolloff

•Appointed President of the Company

•Appointed President – Bedding Products (currently Residential Products & Industrial Products)

•Ceases to be President – Specialized Products and Furniture, Flooring & Textile Products (currently Furniture Products)

Mr. Dolloff, age 53, will serve as President and Chief Operating Officer and President – Bedding Products, effective January 1, 2020. He will cease serving as President – Specialized Products and Furniture, Flooring & Textile Products as of January 1, 2020. Mr. Dolloff will serve as President – Bedding Products until a successor segment president is appointed.

In connection with his appointments, Mr. Dolloff will receive an increase in compensation, as disclosed below. He will serve as President and Chief Operating Officer of the Company until his death, resignation, retirement or removal, or until his successor is appointed. Mr. Dolloff has no family relationships with any director or other executive officer of the Company and has no related person transactions with the Company. See the above disclosure regarding Mr. Dolloff’s business experience.

Perry E. Davis	•Ceases to be Executive Vice President, President – Bedding Products (currently Residential Products & Industrial Products)

As previously reported, Mr. Davis will retire from the Company, effective February 7, 2020. As of January 1, 2020, Mr. Davis will cease to be Executive Vice President, President – Bedding Products and will serve in a non-executive officer role as Senior Vice President – Operations through his announced retirement date.

Steven K. Henderson[1]	•Appointed Executive Vice President, President – Specialized Products and Furniture, Flooring & Textile Products (currently Furniture Products)

Mr. Henderson, age 59, will serve as Executive Vice President, President – Specialized Products and Furniture, Flooring & Textile Products, effective January 1, 2020.

Mr. Henderson has served the Company as Vice President, President – Automotive Group since 2017. He joined the Company after more than 30 years of experience in a variety of leadership positions at Dow Automotive Systems, most recently as Business President – Automotive Systems since 2009, where he was responsible for the global business, including profit and loss, business strategy, and organizational health. Mr. Henderson holds a bachelor’s degree in Organization Administration from Central Michigan University and an MBA from the University of Notre Dame.

[1]	Mr. Henderson is not being appointed to a position that requires disclosure under Item 5.02 of Form 8-K. However, his appointment is being reported herein to provide complete disclosure of the Company’s management changes.

Election of Directors by Board

On November 5, 2019, in keeping with our ongoing Board refreshment plans, the Board, pursuant to Section 2.1 of the Bylaws of the Company, increased the number of directors from ten to twelve. This created two vacant seats on the Board. On November 5, 2019, the vacancies were filled by the Board’s election of Mary Campbell and J. Mitchell Dolloff to serve as directors. Ms. Campbell’s election was effective immediately on November 5, 2019. Mr. Dolloff’s election will be effective January 1, 2020. The initial terms for both Ms. Campbell and Mr. Dolloff will expire at the 2020 Annual Meeting of Shareholders. Ms. Campbell was appointed to serve on the Audit Committee.

As an independent director, Ms. Campbell will receive our standard director compensation package which can be found in the Summary Sheet of Director Compensation attached hereto and incorporated herein as Exhibit 10.2. On November 5, 2019, Ms. Campbell was granted 1,389 shares of restricted stock, which was the prorated amount for the remainder of the service year. The standard director compensation package includes an annual grant of restricted stock or restricted stock units (“RSUs”) in May of each year on the date of the Annual Meeting of Shareholders equal to $150,000. Beginning with the May 2020 grant, Ms. Campbell may choose between restricted stock and RSUs. In either case, the awards generally vest on the day preceding the next Annual Meeting of Shareholders. Vesting accelerates in the event of death, disability, or a change in control of the Company. The number of shares awarded is calculated by dividing the dollar value by the closing price of the Company’s common stock on the grant date. RSUs are settled in shares of common stock and earn dividend equivalents at a 20% discount to the market price of Company common stock on the dividend payment date. Directors may elect to defer settlement of an RSU award for 2 to 10 years after the grant date. Reference is made to the Form of Director Restricted Stock Agreement, filed August 7, 2008, as Exhibit 10.1 to the Company’s Form 10-Q and the Form of Director Restricted Stock Unit Award Agreement, filed February 24, 2012, as Exhibit 10.9.7 to the Company’s Form 10-K, each of which is incorporated herein by reference.

Ms. Campbell will also receive annual cash compensation of $100,000 (which includes $90,000 Board annual retainer and $10,000 Audit Committee member annual retainer, each paid in quarterly installments). Ms. Campbell will be eligible to defer cash compensation by participating in the Company’s Deferred Compensation Program starting in 2020.

The Board of Directors determined that Ms. Campbell meets the Director Independence Standards adopted by the Board. Ms. Campbell has not been employed previously by the Company. There are no related person transactions between the Company and Ms. Campbell.

As a management director, Mr. Dolloff will not receive additional compensation for his Board service. Mr. Dolloff will not serve on any Board Committees. There are no related person transactions between the Company and Mr. Dolloff.

The disclosure in Item 1.01 above is incorporated by reference into this item.

Compensation Committee Approves 2020 Base Salaries and Target Percentages for Named Executive Officers

On November 4, 2019, the Compensation Committee of the Board of Directors (the “Committee”) set the 2020 base salaries and the Key Officers Incentive Plan (“KOIP”) Target Percentages for each of our named executive officers. Under the KOIP, an executive officer is eligible to receive a cash award calculated by multiplying his annual base salary at the end of the calendar year by a percentage set by the Committee (the “Target Percentage”), then applying an award formula for that calendar year. The 2019 KOIP Award Formula included three performance objectives: Return on Capital Employed (“ROCE”) (60% Weight), Cash Flow (20% Weight) and individual performance goals (“IPGs”) (20% Weight). The 2020 KOIP Award Formula is expected to be adopted by the Committee in February 2020. The performance criteria for 2020 is not expected to include IPGs but is expected to include ROCE and Cash Flow. Below are the 2019 and 2020 base salaries and Target Percentages for our named executive officers:

Named Executive Officers	2019 Base Salary	2020 Base Salary
Karl G. Glassman, President & CEO (Chairman and CEO, effective 1/1/2020)	$1,225,000	$1,225,000
J. Mitchell Dolloff, COO & EVP, President – Specialized Products & Furniture Products (President & COO, President – Bedding Products, effective 1/1/2020)	$600,000	$700,000
Jeffrey L. Tate, EVP & CFO[1]	$550,000	$570,000
Perry E. Davis, EVP, President – Residential Products & Industrial Products[2] (SVP – Operations, effective 1/1/2020)	$530,000	$530,000
Scott S. Douglas, SVP – General Counsel & Secretary	$420,000	$450,000
Matthew C. Flanigan, Former EVP & CFO[3]	$572,000	N/A

[1]	As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019.
[2]	As previously reported, Mr. Davis notified the Company of his decision to retire from the Company, effective February 7, 2020. He will serve in a non-executive officer role as Senior Vice President – Operations, beginning January 1, 2020. As such, he did not receive a salary adjustment for 2020.
[3]	As previously reported, on September 3, 2019, Mr. Flanigan retired as Chief Financial Officer and began serving in a non-executive officer position. Also as previously reported, on September 25, 2019, he notified the Company of his decision to retire from the Company on December 31, 2019. As such, Mr. Flanigan will not receive a salary in 2020.

Named Executive Officers	2019 KOIP Target Percentage	2020 KOIP Target Percentage
Karl G. Glassman, President & CEO (Chairman and CEO, effective 1/1/2020)	120%	120%
J. Mitchell Dolloff, COO & EVP, President – Specialized Products & Furniture Products (President & COO, President – Bedding Products, effective 1/1/2020)	100%	100%
Jeffrey L. Tate, EVP & CFO[1]	80%	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products[2] (SVP – Operations, effective 1/1/2020)	80%	N/A
Scott S. Douglas, SVP – General Counsel & Secretary	60%	60%
Matthew C. Flanigan, Former EVP & CFO[3]	80%	N/A

[1]	As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019. As such, his 2019 KOIP Target Percentage was set on August 6, 2019. Also, in 2019, Mr. Tate’s KOIP Award Formula, will not be based on the 2019 Award Formula (60% ROCE, 20% Cash Flow and 20% IPGs), but rather will be based on 70% ROCE and 30% Cash Flow of the Company, prorated for the number of days employed in 2019.
[2]	As previously reported, Mr. Davis notified the Company of his decision to retire from the Company effective February 7, 2020. He will serve in a non-executive officer role as Senior Vice President – Operations, beginning January 1, 2020. As such, he will not receive a KOIP incentive in 2020.
[3]	As previously reported, on September 3, 2019, Mr. Flanigan retired as Chief Financial Officer and began serving in a non-executive officer position. Also as previously reported, on September 25, 2019, he notified the Company of his decision to retire from the Company on December 31, 2019. As such, Mr. Flanigan will not receive a KOIP incentive in 2020. Mr. Flanigan’s 2019 KOIP incentive will not be based on the 2019 Award Formula (60% ROCE, 20% Cash Flow, and 20% IPGs), but rather will be based on 70% ROCE and 30% Cash Flow of the Company.

Attached and incorporated by reference as Exhibit 10.7 is the Company’s Summary Sheet of Executive Cash Compensation.

Setting of Long-Term Incentive Award Multiples

Except as noted below, in 2019, the Committee granted Performance Stock Units (“PSUs”) to our named executive officers and other executives, determined by multiplying the executive’s 2019 annual base salary by his or her PSU award multiple (set by senior management and approved by the Committee) and dividing this amount by the average closing price of the Company’s common stock for the 10 trading days following the prior year’s fourth quarter earnings release.

Except as noted below, it is expected that equity-based long-term incentive (“LTI”) awards will be granted to our named executive officers and other executives of the Company in February 2020. Each named executive officer will have an LTI award multiple (set by senior management and approved by the Committee), which will be allocated between PSUs making up 67% of the overall 2020 LTI award and RSUs making up 33% of the overall 2020 LTI award. The number of PSUs and RSUs to be granted to each executive will be determined by multiplying the executive’s 2020 annual base salary by his or her respective LTI award multiple and dividing this amount by the average closing price of the Company’s common stock for the 10 trading days following the 2019 fourth quarter earnings release. Except as noted, below are the 2019 PSU award multiples set by the Committee on November 5, 2018, and the 2020 LTI award multiples set by the Committee on November 4, 2019, for our named executive officers:

Named Executive Officers	2019 PSU Multiple	2020 LTI Multiple
Karl G. Glassman, President & CEO (Chairman and CEO, effective 1/1/2020)	433%	458%
J. Mitchell Dolloff, COO & EVP, President – Specialized Products & Furniture Products (President & COO, President – Bedding Products, effective 1/1/2020)	300%	300%
Jeffrey L. Tate, EVP & CFO[1]	250%	250%
Perry E. Davis, EVP, President – Residential Products & Industrial Products[2] (SVP – Operations, effective 1/1/2020)	250%	N/A
Scott S. Douglas, SVP – General Counsel & Secretary	175%	175%
Matthew C. Flanigan, Former EVP & CFO[3]	N/A	N/A

[1]	As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019. As such, his 2019 PSU multiple was set on August 6, 2019.
[2]	As previously reported, Mr. Davis notified the Company of his decision to retire from the Company effective February 7, 2020. He will serve in a non-executive officer role as Senior Vice President – Operations, beginning January 1, 2020. As such, he will not receive LTI awards in 2020.
[3]	As previously reported, on September 3, 2019, Mr. Flanigan retired as Chief Financial Officer and began serving in a non-executive officer position. Also, as previously reported, on September 25, 2019, he notified the Company of his decision to retire from the Company on December 31, 2019. As such, Mr. Flanigan will not receive LTI awards in 2020. Mr. Flanigan also did not receive a PSU multiple or grant for 2019.

Amendment to Performance Stock Unit Form of Award

Each year, since 2008, the Committee has granted the named executive officers, and a group of other executives, a base award of PSUs. A percentage of the base award will vest at the end of the three-year performance period (the “Performance Period”) and will be paid out by March 15 of the following year, subject to the achievement of two performance objectives discussed below.

On November 4, 2019, the Committee approved and amended the Form of the Performance Stock Unit Award Agreement (the “PSU Form of Award”) associated with the Company’s grant of PSUs for 2020 and thereafter. The PSUs normally vest on the last day of the Performance Period. Generally, if the executive has a separation from service, other than for retirement, death, or disability, before the PSUs vest, they are immediately forfeited. Prior to the amendment, in the event of retirement, death or disability, the executive would receive a number of shares following the end of the Performance Period, which were prorated for the number of days employed during the Performance Period prior to termination. Also, in the event of disability, the PSUs would continue to vest for 18 months after disability began.

The amendment changed the definition of retirement from (i) age 65, or age 55 and at least 20 years of service, to (ii) age 65, or the combination of the participant’s age and years of service being greater than or equal to 70 years. Although the definition of retirement has changed under the amended PSU Form of Award, the vesting treatment following a termination due to retirement remains the same — the award still will vest at the end of the Performance Period and still will be prorated for the number of days employed during the Performance Period prior to termination. However, in the case of termination due to death or disability, the amended PSU Form of Award provides that the award will vest immediately at 100% of the base award.

The PSU Form of Award provides that PSUs vest at the end of the Performance Period, based upon two performance objectives:

Relative TSR : Fifty percent (50%) of each PSU award will vest based upon the Company’s Total Shareholder Return (“TSR”) compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. TSR is calculated as:

(Ending Stock Price – Beginning Stock Price + Reinvested Dividends) / Beginning Stock Price

The “Beginning Stock Price” is the average closing share price of the Company’s stock for the last 20 trading days prior to the Performance Period. The “Ending Stock Price” is the average closing share price of the Company’s stock for the last 20 trading days within the Performance Period.

EBIT CAGR: Fifty percent (50%) of each PSU award will vest based upon the Company’s (for Glassman, Dolloff, Tate, and Douglas) or applicable Segments’ (for Segment participants) compound annual growth rate of Earnings Before Interest and Taxes (“EBIT”) during the third fiscal year of the Performance Period compared to the Company’s (or applicable Segments’) EBIT in the fiscal year immediately preceding the Performance Period. The calculation of EBIT CAGR will include results from businesses acquired during the Performance Period and will exclude results for any businesses divested during the Performance Period. EBIT CAGR will exclude (i) results from non-operating branches, (ii) certain currency and hedging-related gains and losses, (iii) gains and losses from asset disposals, (iv) items that are outside the scope of the Company’s core, on-going business activities, and (v) with respect to Segments, all amounts relating to corporate allocations. EBIT CAGR will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in footnotes to the financial statements in the Company’s Form 10-K relating to the fiscal year immediately preceding the Performance Period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle.

The PSU vesting schedules for Relative TSR and EBIT CAGR are as follows, with payouts interpolated for results falling between the levels shown:

Relative TSR Percentile	Relative TSR Vesting %	EBIT CAGR %	EBIT CAGR Vesting %
<25%	0%
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%	<2%	0%
50%	75%	2%	75%
55%	100%	4%	100%
60%	125%	6%	125%
65%	150%	8%	150%
70%	175%	10%	175%
75%	200%	12%	200%
>75%	200%	>12%	200%

Notwithstanding the foregoing Relative TSR vesting schedule, in the event that the Company’s TSR for the Performance Period is negative (Ending Stock Price plus Reinvested Dividends is less than Beginning Stock Price), the Relative TSR vesting percentage will be capped at 100%.

Fifty percent (50%) of the vested PSU award will be paid out in cash, and the Company intends to pay out the remaining fifty percent (50%) in shares of Company common stock, although the Company reserves the right, subject to Committee approval, to pay up to one hundred percent (100%) in cash. The awards will be paid following the end of the Performance Period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of Company common stock on the last business day of the Performance Period. Shares will be issued on a one-to-one basis for vested PSUs. Both the amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the PSU award will vest and the executive will receive a 200% payout. The PSU award contains a non-competition covenant during employment and for two years after payout, where, if violated, the executive must repay to the Company any gain from the award (in addition to any other legal or equitable remedies the Company may have). Also, if within 24 months of payment, the Company is required to restate previously reported financial results, the executive must repay any amounts paid in excess of the amount that would have been paid based on the restated financials.

The PSU awards are granted under the Company’s Flexible Stock Plan, as amended and restated effective May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders (the “Flexible Stock Plan”). The foregoing is only a summary of the terms and conditions of the PSU Form of Award and is qualified in its entirety by reference to the 2020 Form of Performance Stock Unit Award Agreement, which is filed as Exhibit 10.8 to this Form 8-K, and the Flexible Stock Plan, each of which are incorporated herein by reference. All future awards of PSUs to our named executive officers are expected to be made pursuant to the attached 2020 Form of Performance Stock Unit Award Agreement. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Amendment to Restricted Stock Unit Form of Award

On November 4, 2019, the Committee approved and amended the Form of Restricted Stock Unit Award Agreement. The RSUs vest, provided that the executive remains employed with the Company, in one-third (1/3) increments on the first, second, and third anniversaries of the grant date. Upon vesting, each RSU is converted into one share of Company common stock and distributed, subject to reduction for tax withholding. If the executive’s employment ends due to death or disability, or in certain circumstances due to a Change of Control of the Company, the awards will become 100% vested immediately.

Prior to the amendment, if termination was due to retirement, the executive would receive only shares that vested prior to the retirement date. After the amendment, if termination is due to a retirement after age 65, or the date at which the combination of the participant’s age and years of service being greater than or equal to 70 years, the executive will continue to receive shares that will vest after the retirement date.

The RSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

The RSU Form of Award contains a non-competition covenant during the executive’s employment and for a period of two years after each vesting date. If violated, the executive must repay to the Company any gain from the award (in addition to any other legal or equitable remedies the Company may have). The above disclosure is only a brief description of the RSUs and is qualified in its entirety by the 2020 Form of Restricted Stock Unit Award Agreement, which is attached hereto and incorporated herein by reference as Exhibit 10.10. All future awards of RSUs to our named executive officers are expected to be made pursuant to the attached 2020 Form of Restricted Stock Unit Award Agreement. If the terms and conditions of future grants are materially changed, we will make a subsequent filing of the updated form at that time.

Item 7.01	Regulation FD Disclosure.

Revised Segment Structure

Our reportable segments are the same as our operating segments, which also correspond with our management organizational structure. In conjunction with the change in executive officer leadership described above, our management organizational structure and all related internal reporting will change effective January 1, 2020. As a result, our segment reporting will change to reflect the new structure beginning January 1, 2020. The modified structure will consist of the following three segments, seven business groups, and 15 business units organized as follows:

Bedding Products Segment[1]	Specialized Products Segment	Furniture, Flooring & Textile Products Segment[2]
BEDDING GROUP	AUTOMOTIVE GROUP	HOME FURNITURE GROUP
U.S. Spring	Automotive	Home Furniture
International Spring
Specialty Foam	AEROSPACE PRODUCTS GROUP	WORK FURNITURE GROUP
Adjustable Bed
Steel Rod	Aerospace Products	Work Furniture
Drawn Wire
Machinery	HYDRAULIC CYLINDERS GROUP	FLOORING & TEXTILE PRODUCTS GROUP
	Hydraulic Cylinders	Flooring Products
Fabric Converting
Geo Components

[1]	The new segment will consist of the current Residential Products and Industrial Products Segments, plus the current Consumer Products Group (which will be renamed the Adjustable Bed business unit), minus the current Fabric & Flooring Products Group (which will be renamed the Flooring & Textile Products Group).
[2]	The new segment will consist of the current Furniture Products Segment, plus the current Fabric & Flooring Products Group (which will be renamed the Flooring & Textile Products Group) minus the current Consumer Products Group (which will be renamed the Adjustable Bed business unit).

The current structure consists of the following four segments, 10 business groups, and 15 business units organized as follows:

Residential Products	Industrial Products	Specialized Products	Furniture Products
BEDDING GROUP	WIRE GROUP	AUTOMOTIVE GROUP	HOME FURNITURE GROUP
U.S. Spring International Spring Specialty Foam	Drawn Wire Steel Rod	Automotive	Home Furniture

FABRIC & FLOORING PRODUCTS GROUP		AEROSPACE PRODUCTS GROUP	WORK FURNITURE GROUP

Fabric Converting Geo Components Flooring Products		Aerospace Products	Work Furniture

MACHINERY GROUP		HYDRAULIC CYLINDERS GROUP	CONSUMER PRODUCTS GROUP

Machinery		Hydraulic Cylinders	Consumer Products

The Company issued a Press Release, dated November 5, 2019, regarding the Board and Management changes, as well as the planned segment changes, which is attached hereto and incorporated herein as Exhibit 99.1.

The Company also issued a Press Release, dated November 5, 2019, regarding the election of Mary Campbell to the Board and the declaration of a cash dividend, which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement approved by the shareholders of the Company and entered into between the Company and its directors and executive officers, filed March 28, 2002, as Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2001, is incorporated by reference. (SEC File No. 001-07845)

10.2 *,**	Summary Sheet of Director Compensation.

10.3 **

Form of Director Restricted Stock Agreement pursuant to the Company’s Flexible Stock Plan, filed August 7, 2008, as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

10.4 **

Form of Director Restricted Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan, filed February 24, 2012, as Exhibit 10.9.7 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

10.5 **	The Company’s Deferred Compensation Program, effective November 6, 2017, filed November 9, 2017, as Exhibit 10.6 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.6 **	2019 Key Officers Incentive Plan, filed February 28, 2019, as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.7 *,**	Summary Sheet of Executive Cash Compensation.

10.8 *,**	2020 Form of Performance Stock Unit Award Agreement.

10.9 **	Company’s Flexible Stock Plan, amended and restated, effective May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

10.10 *,**	2020 Form of Restricted Stock Unit Award Agreement.

99.1 ***	Press Release Regarding Board, Management and Segment Changes, dated November 5, 2019.

99.2 ***	Press Release Regarding Election of Mary Campbell as Director and Declaration of Cash Dividend, dated November 5, 2019.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document)

101.SCH *	Inline XBRL Taxonomy Extension Schema

101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.
***	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 5, 2019	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President –
General Counsel & Secretary